UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 7, 2015

On Deck Capital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36779	42-1709682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
1400 Broadway, 25th Floor
New York, New York 10018
(Address of principal executive offices, including ZIP code)
(888) 269-4246
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
ODART Agreement Amendment
On October 7, 2015, OnDeck Account Receivables Trust 2013-1 LLC (“ODART”), a wholly-owned subsidiary of On Deck Capital, Inc. (the “Company”), amended and restated one of its existing asset-backed revolving debt facilities (the “ODART Facility”) as described below. On that date, ODART entered into that certain Second Amended and Restated Credit Agreement (the “ODART Second A&R Credit Agreement”) with the Lenders party thereto from time to time, Deutsche Bank AG, New York Branch, as Administrative Agent for the Class A Revolving Lenders (in such capacity, the “Administrative Agent”) and as Collateral Agent for the Secured Parties (in such capacity, the “Collateral Agent”), Deutsche Bank Trust Company Americas, as Paying Agent for the Lenders (the “Paying Agent”), and Deutsche Bank Securities Inc. (“DBSI”), as Lead Arranger, Syndication Agent (in such capacity, “Syndication Agent”) and Documentation Agent (in such capacity, “Documentation Agent”). The ODART Second A&R Credit Agreement amends the Amended and Restated Credit Agreement (the “ODART A&R Credit Agreement”), dated as of September 15, 2014, by and among ODART, the Lenders party thereto from time to time, the Administrative Agent, the Collateral Agent, the Paying Agent, Syndication Agent and Documentation Agent. The ODART A&R Credit Agreement was previously filed as Exhibit 10.14 to the Company's Registration Statement on Form S-1 filed on November 10, 2014.
The ODART Second A&R Credit Agreement provides for:

•	the decrease in the Class A interest rate to the applicable cost of funds rate +2.25%;

•	the extension of the commitment termination date of the ODART Facility by approximately one year to September 15, 2017;

•
the extension of the date on or prior to which early termination fees may be payable in the event of a termination or other permanent reduction of the revolving commitments by approximately one year to May 16, 2017, and the ability for ODART to make certain partial commitment terminations without early termination fees;

•	the ability to use up to a specified portion of the facility for the financing of the Company’s weekly pay term loan product;

•
the termination of the Class B revolving lending commitment, the effect of which is to reduce the total facility size to $150,000,000; such termination was made at ODART’s request and consented to by the Class B Revolving Lender. The ODART Second A&R Credit Agreement also contemplates the reintroduction, at ODART’s election and with the Administrative Agent’s consent, of one or more Class B Revolving Lenders resulting in Class B commitments of up to $17,647,000, thereby potentially restoring the facility size to up to $167,647,000. The borrowing base advance rate for reintroduced Class B revolving loans is 95% and the interest rate for such Class B revolving loans will not exceed LIBOR + 7.00%;

•	certain changes to financial and portfolio performance covenants; and

•	various related technical, definitional, conforming and other changes.
One of the conditions to the effectiveness of the ODART Second A&R Credit Agreement was receipt of a rating from DBRS, Inc. In satisfaction of that condition, DBRS, Inc. assigned a rating of A (low) (sf) to the $150,000,000 of Class A Revolving Loan Notes. The Company believes that obtaining the rating was an important factor in ODART’s ability to obtain more favorable pricing on the ODART Facility. The rating is a statement of opinion by DBRS, Inc. on the $150,000,000 of Class A Revolving Loan Notes and is not a statement of fact as to credit worthiness. Such rating does not extend to any other facility or entity and is not a recommendation to buy, sell or hold any loans or any securities. The rating may be changed or withdrawn at any time by DBRS, Inc.
The foregoing description of the ODART Second A&R Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the ODART Second A&R Credit Agreement, which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ending September 30, 2015.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2015	On Deck Capital, Inc.

/s/ Howard Katzenberg
Howard Katzenberg Chief Financial Officer